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                                                               Exhibit 2(b)(iii)

                          ALL-AMERICAN TERM TRUST INC.
                       GLOBAL HIGH INCOME DOLLAR FUND INC.
                       INSURED MUNICIPAL INCOME FUND INC.
                   INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
                        MANAGED HIGH YIELD PLUS FUND INC.
                       STRATEGIC GLOBAL INCOME FUND, INC.
                           2002 TARGET TERM TRUST INC.


              CERTIFICATE OF VICE PRESIDENT AND SECRETARY FOR BOARD
                     RESOLUTIONS APPROVING BYLAW AMENDMENTS


     I, Amy R. Doberman, Vice President and Secretary of All-American Term Trust Inc., Global High Income Dollar Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., Strategic Global Income Fund, Inc., and 2002 Target Term Trust Inc. (each a "Fund" and, collectively, the "Funds"), each a Maryland corporation and listed on the New York Stock Exchange, DO HEREBY CERTIFY that the Directors of each Fund duly and unanimously approved the following resolutions at their September 20, 2001 meeting:

     WHEREAS, the Board has determined that it is in the best interest of the Fund to institute a mandatory and uniform retirement age policy for Directors of the Fund; now therefore be it

     RESOLVED, that it is advisable and in the best interests of the Fund and its stockholders to add a new Article III, Section 13 of the Fund's By-laws to read as follows:

     "Each Director who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund."

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     IN WITNESS WHEREOF, I have signed this certificate as of the 8th day of
October, 2001.

                          ALL-AMERICAN TERM TRUST INC.
                          GLOBAL HIGH INCOME DOLLAR FUND INC.
                          INSURED MUNICIPAL INCOME FUND INC.
                          INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
                          MANAGED HIGH YIELD PLUS FUND INC.
                          STRATEGIC GLOBAL INCOME FUND, INC.
                          2002 TARGET TERM TRUST INC.


                                    By:  /S/ Amy R. Doberman
                                       ---------------------------
                                           Amy R. Doberman
                                           Vice President and Secretary

New York, New York  (ss)

Subscribed and sworn before me this 8th day of October, 2001.


  /s/Evelyn De Simone
--------------------------
     Notary Public